UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 Current Report

            PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES ACT OF
                                      1934.

                Date of Report (Date of Earliest event reported):
                                February 28, 2005

                        Commission file number 000-31735

                          NANOSIGNAL CORPORATION, INC.
             (Exact Name of Registrant as specified in its charter)



            Nevada                                            88-0231200
 (State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                         Identification Number)

                          5440 W Sahara Ave, Suite 206
                    (Address of principal executive offices)

                               Las Vegas, NV 89146
                           (City, State and Zip Code)

                                 (702) 765-9598
                Company's telephone number, including area code

Item 5.02. Departures of Directors
At the February 14, 2005 meeting of the Board of Directors, Mr. Scott Ervin, a Member of the Board of Directors, submitted his written letter of resignation. The Board accepted his resignation and voted to search for a replacement.

At the February 14, 2005 meeting of the Board od Directors, Mr. James Slayton, Secretary and Treasurer submitted a verbal resignation to the Board of Directors.

The Board authorized management to secure a replacement at the earliest possible date,

Item 8.01 Other Events

The appeal of the court case filed by George Parks and others against NanoSignal Corporation ruled in NanoSignal Corporation, Inc.'s favor on all 28 counts The District Court made factual findings during a two day bench trial. The Appellate court ruled that the "failure to file the Articles of Merger with the PA Secretary of State, Is a purely ministerial act, and is not sufficient grounds on which to void the merger. "

The Appeals court made the following findings of fact, (1) the newly formed MS-NV filed a registration statement and Form 8-k with the SEC, (2) NASD changed the name from Pro Glass to MicorSignal NV and issued a new trading symbol; and other related facts as presented to the court. For a complete copy of the ruling access the Court's website

http://www.ca3.uscourts.gov/opinarch/041188np.pdf.

In a joint statement Chairman of the Board Dr. Rupert Perrin and fellow board member Dr Lawrence Madoff stated that "we are pleased that the appeals court held up our earlier victory. We can now put this behind us and move forward with NanoSignal technology. Our number one priority is to bring this revolutionary technology to market and bring value to our shareholders."

This Appeals court ruling clears the way for NanoSignal to complete its dicom compatible version for the Hitachi system.










March 1, 2005                        NANOSIGNAL CORPORATION, INC.


                                      By /s/   Gary W. Walters
                                               --------------------------
                                               Gary W. Walters, President